EXHIBIT 21.1

LIST OF SUBSIDIARIES OF SUNPEAKS VENTURES, INC.

1.	Healthcare Distribution Specialists LLC Jurisdiction of Formation: Names under which business is conducted:	State of Delaware Healthcare Distribution Specialists LLC